UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2005

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2005, The Kansas City Southern Railway Company ("KCSR"), a wholly-owned subsidiary of Kansas City Southern (the "Company"), entered into a Participation Agreement (the "Participation Agreement") between KCSR, KCSR Trust 2005-1 (acting through Wilmington Trust Company as Owner Trustee) (the "Trust"), GS Leasing (KCSR 2005-1) LLC (the "Owner Participant"), Wells Fargo Bank Northwest, National Association (the "Indenture Trustee"), Export Development Canada ("EDC") and KfW (also known as Kreditanstalt Für Wiederaufbau) ("KFW") with respect to seventy-three (73) SD70MAC locomotives (the "Locomotives") purchased by KCSR and an affiliate on November 2, 2005.

Pursuant to the terms of the Participation Agreement, KCSR agreed to sell the Locomotives to the Trust for an aggregate purchase price of $125,007,530, or $1,712,431.92 per Locomotive (the "Purchase Price"). The Owner Participant agreed to contribute $31,755,000.00 of the aggregate Purchase Price to the Trust in exchange for ownership of one hundred percent (100%) of the beneficial interest of the Trust. EDC and KfW agreed to loan the Trust the remaining $93,252,530.16 of the aggregate Purchase Price.

The Participation Agreement requires that $435,000 of the Purchase Price per Locomotive be paid directly to KCSR and an aggregate of $1,277,431.92 of the Purchase Price per Locomotive be paid directly to EDC and KFW as settlement of debt assumed by KCSR and its affiliate in the purchase of each Locomotive. The Participation Agreement permits two closings. The first closing took place on December 22, 2005, with respect to fifty-four (54) of the Locomotives at which time the Trust paid an aggregate of $23,490,000.00 to KCSR and an aggregate $68,981,323.68 to EDC and KfW on behalf of KCSR. KCSR anticipates that the second closing will take place in the first quarter of 2006.

On December 20, 2005, KCSR and the Trust also entered into an Equipment Lease Agreement (the "Lease"), pursuant to the terms of which KCSR agreed to lease the Locomotives from the Trust for a term of eighteen years. KCSR is obligated to pay rent on the Locomotives bi-annually with the first rent payment due and payable on May 22, 2006, and the remaining rent payments due and payable on November 22 and May 22 of each year during the term of the Lease with a final rent payment due on December 22, 2023. Subject to certain adjustments provided in the Participation Agreement and the Lease, the aggregate rent payment for the Locomotives during the term of the Lease is approximately $173.1 million.

The Lease contains representations, warranties and covenants typical of such equipment leases. Events of default in the Lease include, but are not limited to, certain payment defaults, certain bankruptcy and liquidation proceedings and the failure to observe or perform any covenants or agreements contained in the Lease. Any event of default could trigger acceleration of KCSR's payment obligations under the terms of the Lease.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information required by this item is included in Item 1.01 above and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 above and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

December 27, 2005	By:	James S. Brook

Name: James S. Brook
Title: Vice President and Comptroller (Principal Accounting Officer)